UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

Forticell Bioscience, Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 21, 2008,  we filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 08-14665 (MG)). We remain in possession of our assets, and continue to operate as a “debtor-in-possession” pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Under the Bankruptcy Code and related rules, we are required to file certain information and reports with the Court. Concurrent with our 12b-25 filing we are filing this Report on Form 8K to commence monthly periodic financial reporting as permitted under the SEC’s Release No. 34-9660.17. The release applies to “[i]ssuers which have ceased or severely curtailed their operations” and for whom it would be “extremely difficult” to comply fully with the Exchange Act. Due to our lack of debtor-in-possession financing and lack of other resources we can not foresee meeting our normal filing deadlines otherwise in the immediate future. Exhibits 99.1 through 99.4 to this Report are the Monthly Operating Reports (excluding supporting data) as filed with the Bankruptcy Court. Our informational filings with the Bankruptcy Court, including the full Monthly Operating Report, should be available to the public at the office of the U.S. Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, NY 10004. We have filed with the Court our required Monthly Operating Reports for the periods commencing November 22, 2008 to February 28, 2009 in a form prescribed by the United States Trustee for the Southern District of New York.

Additionally, we are scheduled to be evicted by our landlord, the Trustees of Columbia University, on or about March 31, 2009, barring any unforeseen last minute stay of eviction. We reported on the eviction proceeding by our landlord in our 10-Q for the quarter ended September 30, 2008.

Cautionary Statements Regarding Financial and Operating Data

Investors and potential investors should not place undue reliance upon the information contained in the Monthly Operating Reports, which contain unaudited information, is in the format prescribed by applicable bankruptcy laws, and were not prepared for investment purposes. The Monthly Operating Reports contain financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to further reconciliation, revision and adjustments. There can be no assurance that, from the perspective of an investor or potential investor in our securities, the Monthly Operating Reports are complete. The Monthly Operating Reports contain information for periods which are shorter or otherwise different from those required in our reports pursuant to the Exchange Act, and such information might not be indicative of our financial condition or operating results for the period that would be reflected in our financial statements or in its reports under the Exchange Act. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

Cautionary Statements Regarding Forward-Looking Statements

This report (including the exhibit hereto), contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, but are not limited to, those described in this report (including the exhibit hereto), our 2007 Annual Report on Form 10-KSB, and its Quarterly Reports on Form 10-Q, as well as the following: the effects of the our chapter 11 filing on us and the interests of its various creditors, equity holders and other constituents; Bankruptcy Court rulings in the chapter 11 case and the outcome of the proceeding in general; the length of time the Company will operate under the chapter 11 proceeding; the risks that the conditions and deadlines for confirmation of the chapter 11 plan of reorganization will be satisfied; increased legal costs related to the chapter 11 case and other litigation; our ability to maintain contracts that are critical to its operations, to obtain and maintain normal terms with suppliers and service providers and to retain key executives; our ability to manage costs, maintain adequate liquidity, maintain compliance with debt covenants and continue as a going concern; the risk that the chapter 11 case could be converted into a chapter 7 liquidation; and the risks related to trading in our common stock, and which we may expect to be canceled upon emergence from chapter 11. These forward-looking statements speak only as of the date of this report, and we disclaim any obligation or undertaking to update such statements. In assessing forward-looking statements contained in this report, readers are urged to read carefully all such cautionary statements.

Item 9.01 Financial Statements and Exhibits

99.1    Forticell Bioscience, Inc. Monthly Operating Report for the period November 22, 2008 through November 30, 2008 (unaudited), filed with the United States Bankruptcy Court for the Southern District of New York.

99.2    Forticell Bioscience, Inc. Monthly Operating Report for the period December 1, 2008 through December 31, 2008 (unaudited), filed with the United States Bankruptcy Court for the Southern District of New York.

99.3    Forticell Bioscience, Inc. Monthly Operating Report for the period January 1, 2009 through January 31, 2009 (unaudited), filed with the United States Bankruptcy Court for the Southern District of New York.

99.4    Forticell Bioscience, Inc. Monthly Operating Report for the period February 1, 2009 through February 28, 2009 (unaudited), filed with the United States Bankruptcy Court for the Southern District of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forticell Bioscience, Inc. (Registrant)

Date: March 27, 2009	By:	/s/ Alan W. Schoenbart
Chief Financial Officer